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                                                                    EXHIBIT 11.1


                               BEST BUY CO., INC.

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE


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




                                                            March 2,      February 25,   February 26,
For the years ended:                                          1996            1995           1994
                                                              ----            ----           ----
Earnings:
   Earnings before cumulative effect of change in
   accounting principle available to common                $48,019,000    $57,651,000    $41,710,000
   shares

   Cumulative effect of change in accounting for
   income taxes                                                                             (425,000)
                                                           -----------    -----------    -----------
    Net earnings available to common shares                $48,019,000    $57,651,000    $41,285,000
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
Shares:

    Weighted average common shares outstanding              42,620,000     42,013,000     40,036,000

Adjustments:

    Assumed issuance of shares purchased under
    stock option plans                                       1,020,000      1,458,000      1,300,000
                                                           -----------    -----------    -----------

  Total common equivalent shares                            43,640,000     43,471,000     41,336,000
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
Earnings per share:

   Earnings before cumulative effect of change in
   accounting principle                                    $      1.10    $      1.33    $      1.01

   Cumulative effect of change in accounting for
   income taxes                                                                                 (.01)
                                                           -----------    -----------    -----------
  Net earnings per common share                            $      1.10    $      1.33    $      1.00
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
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Note:  The computation of earnings per common share assuming full dilution is substantially the same as set forth above or in anti-dilutive.